Exhibit 99.3
UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements with respect to Lime Energy Co. are based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma condensed combined financial statements:
•	The unaudited pro forma condensed combined balance sheet as of March 31, 2008, assuming the business combination between Lime Energy Co. and Applied Energy Management, Inc. (“AEM”) occurred on March 31, 2008 and combining the March 31, 2008 historical balance sheet for Lime Energy Co. and the March 31, 2008 historical balance sheet for AEM,

•	The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008, assuming the business combination between Lime Energy Co. and AEM occurred as of January 1, 2007 and combining the March 31, 2008 historical statement of operations for Lime Energy Co. and the March 31, 2008 historical statement of operations for Applied Energy Management, Inc., and

•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007, assuming the business combination between Lime Energy Co., AEM and AEM occurred as of January 1, 2007 and combining the December 31, 2007 historical statement of operations for Lime Energy Co. and the December 31, 2007 historical statement of operations for AEM.
The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements do not reflect any benefits from potential cost savings or revenue synergies resulting from this business combination.
The merger will be treated as a purchase business combination for accounting purposes, and AEM’s assets acquired and liabilities assumed will be recorded at their fair value. For the purposes of this unaudited pro forma condensed combined consolidated financial data, we have assumed that our common stock price is $7.93 per share (based on an average of closing prices for our common stock for the 30 days prior to the acquisition).
In connection with the acquisition AEM’s stockholder received $3,500,000 in cash and 882,725 shares of Lime Energy Co. common stock.
We have not completed a final assessment of the fair values of assets and liabilities of AEM and the related business integration plans. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets and liabilities, including the establishment of any potential liabilities associated with business integration plans. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities.

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2008

	Lime Energy	Applied
	Co.	Energy	Pro Forma
	Historical	Management	Adjustments		Pro Forma

Assets

Current Assets
Cash and cash equivalents	$2,319,519	$2,686	$2,000,000	g	$4,322,205
Accounts receivable, net	4,152,772	7,425,845	—		11,578,617
Inventories	1,035,340	—	—		1,035,340
Costs of uncompleted contracts in excess of related billings	1,096,002	1,476,042	—		2,572,044
Prepaid expenses and other	329,294	282,550	—		611,844

Total Current Assets	8,932,927	9,187,123	2,000,000		20,120,050

Net Property and Equipment	1,547,183	603,355	—		2,150,538

Long Term Receivables	270,828	—	—		270,828
Deferred Financing Costs	6,174	—	—		6,174
Goodwill	6,769,193	357,623	8,977,270	f	16,104,086
Intangible Assets, net	3,741,205	—	4,826,000	i	8,567,205

	$21,267,510	$10,148,101	$15,803,270		$47,218,881

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2008

		Applied
		Energy
	Lime Energy	Management,	Pro Forma
	Co. Historical	Inc.	Adjustments		Pro Forma

Liabilities and Stockholders’ Equity

Current Liabilities
Line of Credit	$—	$2,976,978	$5,500,000	h	$8,476,978
Current maturities of long-term debt	81,243	253,328	—		334,571
Accounts payable	1,833,028	5,085,901	—		6,918,929
Accrued expenses	1,220,082	726,099	206,783	c	2,152,964
Notes payable	150,000	1,422,390	—		1,572,390
Billings in excess of costs and estimated earnings on uncompleted contracts	—	2,299,674	—		2,299,674
Deferred revenue	1,266,239	—	—		1,266,239
Customer deposits	1,167,761	666	—		1,168,427

Total Current Liabilities	5,718,353	12,765,036	5,706,783		24,190,172

Long-Term Deferred Revenue	195,182	—	—		195,182
Long-Term Debt, less current portion	3,416,452	479,552	—		3,896,004
Deferred Tax Liability	1,034,000	—	—		1,034,000

Stockholders’ Equity
Common stock	777	228,210	(228,210	) d	865
			88	b
Additional paid-in capital	107,534,982	1,273,198	(1,273,198	) d	114,534,894
			6,999,912	b
Accumulated deficit	(96,632,236)	(4,597,895)	4,597,895	d	(96,632,236)

TOTAL STOCKHOLDERS’ EQUITY	10,903,523	(3,096,487)	10,096,487		17,903,523

	$21,267,510	$10,148,101	$15,803,270		$47,218,881

See notes to unaudited pro forma condensed combined balance sheet

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
In connection with the business combination, we acquired all of the outstanding shares of AEM capital stock. AEM will continue to operating as a wholly owned subsidiary of Lime Energy Co. In total AEM stockholders received $3,500,000 in cash and 882,725 shares of our common stock. In addition, the AEM stockholders can receive up to an additional $1,000,000 in cash and 126,103 shares of our common stock if AEM achieves certain revenue and earnings goals during the balance of 2008. The value of this contingent consideration will be based upon the share price of our common stock on the date such shares are issued to the former shareholders of AEM, and will be recorded as an increase in goodwill related to the purchase of AEM.
Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to AEM’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the business combination. The preliminary estimated consideration is as follows:

			Capital In
		Common	Excess of
		Stock	Par Value	Total
(a)	Cash paid at closing	$	$	$3,500,000
(b)	Issuance of Lime Energy common stock to Applied Energy Management, Inc.’s stockholders (882,725 shares at $7.93 per share)	88	6,999,912	7,000,000
(c)	Estimated transaction costs			206,783

	Total consideration			$10,706,783

The estimated consideration is preliminarily allocated as follows:

(d)	Applied Energy Management Inc. historical net book value	$(3,096,487)
(e)	Estimate of adjustment to fair value of identifiable intangible assets	4,826,000
(f)	Estimate of adjustment to goodwill	8,977,270

	Total consideration allocated	$10,706,783

(g) Represents $2,000,000 we injected into AEM at the time of the acquisition to support working capital needs and help insure AEM remained in compliance with its bank covenants.
(h) In order to fund the cash portion of the acquisition ($3,500,000) and a $2,000,000 equity injection into AEM, we borrowed $5,500,000 under our line of credit.

(i) We have not completed a final assessment of the fair values of assets and liabilities of AEM and the related business integration plans. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets and liabilities, including the establishment of any potential liabilities associated with business integration plans. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities. For purposes of the allocation above, we have allocated $4,826,000 to identifiable intangible assets with definitive life intangibles such as customer lists, customer contracts, technology and sales pipeline. The preliminary allocation included in these pro forma’s financial statements is as follows (in thousands):

		Estimated
		remaining useful
Asset Class	Increase in Value	life
Contract backlog	$261,000	12 months
Sales pipeline	1,695,000	18 months
Customer list	2,745,000	5 to 15 years
Technology	$125,000	5 years

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2008

		Applied
	Lime Energy	Energy
	Co.	Management,	Pro Forma
	Historical	Inc.	Adjustments		Pro Forma

Revenue	$2,907,479	$6,359,477	$—		$9,266,956

Cost of sales	2,758,401	5,089,941	—		7,848,342

Gross profit	149,078	1,269,536	—		1,418,614

Selling, general and administrative	3,800,552	2,131,178	—		5,931,730
Amortization of intangibles	237,847	—	261,109	a	498,956

Operating loss	(3,889,321)	(861,642)	(261,109)		(5,012,072)

Other Expense
Interest income	43,900	—	—		43,900
Interest expense	(387,952)	(152,284)	(245,658	) b	(785,894)

Total other expense	(344,052)	(152,284)	(245,658)		(741,994)

Net Loss	$(4,233,373)	$(1,013,926)	$(506,767)		$(5,754,066)

Basic and Diluted Net Loss Per Common Share	$(0.55)	$—	$—		$(0.67)

Weighted Average Common Shares Outstanding	7,716,491		882,725	c	8,599,216

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2007

		Applied
	Lime Energy	Energy
	Co.	Management,	Pro Forma
	Historical	Inc.	Adjustments		Pro Forma

Revenue	$19,481,130	$40,899,866	$—		$60,380,996

Cost of sales	15,082,400	32,080,602	—		47,163,002

Gross profit	4,398,730	8,819,264	—		13,217,994

Selling, general and administrative	13,072,381	9,234,396	—	d	22,306,777
Amortization of intangibles	2,011,878	—	1,757,365	e	3,769,243
Impairment loss	4,181,969	—	—		4,181,969

Operating loss	(14,867,498)	(415,132)	(1,757,365)		(17,039,995)

Other Expense
Interest income	266,863	—	—		266,863
Interest expense	(952,093)	(505,571)	(952,678	) f	(2,410,342)
Other	—	(13,491)	—		(13,491)

Total other expense	(685,230)	(519,062)	(952,678)		(2,156,970)

Net Loss	$(15,552,728)	$(934,194)	$(2,710,043)		$(19,196,965)

Basic and Diluted Net Loss Per Common Share	$(2.06)	$—	$—		$(2.28)

Weighted Average Common Shares Outstanding	7,541,960		882,725	c	8,424,685

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(a) To record three months of amortization expense related to the AEM’s identifiable intangible assets assuming the business combination occurred as of January 1, 2007.
(b) To record three months of interest on borrowings under the Company’s line of credit used to fund the cash portion of the acquisition and a $2 million equity infusion into AEM.
(c) Represents shares of Lime Energy Co. common stock issued as consideration to the sellers of AEM.
(d) Certain employees received stock options that vested at closing of the acquisition. The share-based compensation expense associated with these options was $105,541. In addition these employees received option to purchase 53,332 shares which vest over a two year period.
(e) To record twelve months of amortization expense related to AEM’s identifiable intangible assets assuming the business combination occurred as of January 1, 2007.
(f) To record twelve months of interest on borrowings under the Company’s line of credit used to fund the cash portion of the acquisition and a $2 million equity injection into AEM.